UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2004

ARTHROCARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-027422	94-3180312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 Vaqueros Avenue

Sunnyvale, California 94085

(Address of principal executive offices, including zip code)

(408) 736-0224

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 and Item 8.01 Entry into a Material Definitive Agreement and Other Events.

On October 6, 2004, the parties to the Agreement and Plan of Merger, dated as of September 3, 2004 (the “Merger Agreement”), by and among ArthroCare Corporation, a Delaware corporation (“Parent”), Opus Medical, Inc., a California corporation (the “Company”), OC Merger Sub Corporation, a California corporation and a wholly owned subsidiary of Parent (“Merger Sub I”), OC Acquisition Sub LLC, a California limited liability company (“Merger Sub II”), and James W. Hart and Steven L. Gex, as the Shareholders’ Agents (together, the “Shareholders’ Agents”) entered into Amendment No. 1 to the Merger Agreement (“Amendment No. 1”). Amendment No. 1, among other things, clarifies the parties agreement with respect to the reimbursement of Shareholders’ Agents expenses incurred in connection with the transactions contemplated by the Merger Agreement. A copy of Amendment No. 1 is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1, which is filed as an exhibit to this report, and to the Merger Agreement, which is filed as Exhibit 2.1 to Parent’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 9, 2004 and incorporated by reference herein. There can be no assurance that the transactions contemplated by the Merger Agreement and Amendment No. 1 will be consummated.

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Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
2.1	Amendment No. 1, dated as of October 6, 2004, to Agreement and Plan of Merger, dated as of October 6, 2004, by and among ArthroCare Corporation, OC Merger Sub Corporation, OC Acquisition Sub LLC, Opus Medical, Inc. and James W. Hart and Steven L. Gex, as Shareholders’ Agents.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHROCARE CORPORATION

Date: October 12, 2004	By:	/s/ Fernando Sanchez
Fernando Sanchez
Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Amendment No. 1, dated as of October 6, 2004, to Agreement and Plan of Merger, dated as of October 6, 2004, by and among ArthroCare Corporation, OC Merger Sub Corporation, OC Acquisition Sub LLC, Opus Medical, Inc. and James W. Hart and Steven L. Gex, as Shareholders’ Agents.

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